Exhibit 99.1

NEXGEL Reports Second Quarter 2025 Financial Results

Second quarter 2025 revenue totaled $2.88 million, an increase of 100.3% as compared to $1.44 million for the same period year-over-year

Gross Profit for the quarter was 43.6%, compared to 20.3% for the same period in 2024

Company is reiterating revenue guidance for 2025 of $13 million and to achieve positive EBITDA during the year

LANGHORNE, Pa. – August 12, 2025 – NEXGEL, Inc. (“NEXGEL” or the “Company”) (NASDAQ: “NXGL”), a leading provider of healthcare, beauty, and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogel products for healthcare and consumer applications, today announced its second quarter 2025 financial results for the period ending June 30, 2025.

Second Quarter 2025 Financial Highlights:

●	Net Revenue was $2.88 million, compared to $1.44 million in Q2 2024 and $2.81 million in Q1 2025.
●	Gross Profit was $1.26 million, compared to $0.29 million in Q2 2024 and $1.19 million in Q1 2025.
●	Gross Profit Margin was 43.6%, compared to 20.3% in Q2 2024 and 42.4% in Q1 2025.
●	Net loss attributable to NEXGEL stockholders was $0.67 million, compared to $0.89 million in Q2 2024 and $0.71 million in Q1 2025.
●	EBITDA[1], a non-GAAP financial measure, was ($0.53) million, compared to EBITDA of ($0.58) million in Q1 2025 and an EBITDA of ($0.73) million in Q4 2024.
●	Adjusted EBITDA[1], a non-GAAP financial measure, was ($0.42) million, compared to Adjusted EBITDA of ($0.50) million in Q1 2025 and Adjusted EBITDA of ($0.62) million in Q4 2024.

“For the second quarter of 2025 we reported strong revenue and gross margin with a steady decline of our Adjusted EBITDA loss as we head into seasonally a strong second half of the year. The year-over-year growth was led by growth in consumer demand for our branded products and new agreements in contract manufacturing. In both parts of our business, we expect significant growth opportunities in the second half of 2025 as new consumer product launches for our brands come online and we onboard new contract manufacturing customers in our robust pipeline,” said Adam Levy, Chief Executive Officer of NEXGEL. “Subsequent to the quarter, we expanded our partnership with STADA, which includes a $1 million advance in non-dilutive capital to support product launches and marketing efforts. Additionally we closed on financings for $1.05 million in gross proceeds, which is sufficient to support our upcoming growth initiatives. We remain confident in our previously issued guidance for 2025 of $13 million in revenue and to achieve positive EBITDA during the year.”

Second Quarter 2025 Financial Results

For the second quarter of 2025, revenue totaled $2.88 million, an increase of 100.3%, as compared to $1.44 million for the second quarter of 2024. The increase in overall revenues was primarily due to sales growth in both contract manufacturing and branded products.

Cost of revenues totaled $1.63 million for the second quarter of 2025, as compared to $1.15 million for the second quarter of 2024. The increase in cost of revenues is primarily aligned with sales of branded consumer products, as Silly George was acquired midway through the comparable 2024 time period.

Gross profit totaled $1.26 million for the second quarter of 2025, as compared to a gross profit of $0.29 million for the second quarter of 2024. Gross profit margin for the second quarter of 2025 was 43.6%, as compared to 20.3% for the second quarter of 2024. The increase of $0.97 million in gross profit on a year-over-year basis was primarily due to both an increase in contract manufacturing and consumer branded products given the acquisition of Silly George midway through the comparable 2024 time period.

Selling, general and administrative expenses totaled $1.89 million for the second quarter of 2025, as compared to $1.27 million for the second quarter of 2024. The increase year-over-year was attributable to increases in compensation and benefits, share-based compensation, advertising, professional and consulting fees, other fees, and investor and shareholder services, which was partly offset by a decrease in depreciation and amortization.

EBITDA1, a non-GAAP financial measure, totaled ($0.53) million for the second quarter of 2025 as compared to ($0.76) million for the second quarter of 2024.

Adjusted EBITDA1, a non-GAAP financial measure, totaled ($0.42) million for the second quarter of 2025 as compared to ($0.79) million for the second quarter 2024.

Net loss attributable to NEXGEL stockholders for the second quarter of 2025 was $0.67 million, as compared to a net loss of $0.89 million for the second quarter of 2024.

As of June 30, 2025, the Company had a cash balance of approximately $0.73 million. Subsequent to the quarter, the Company expanded its partnership with STADA, which includes a $1 million advance in non-dilutive capital from STADA to support product launches and marketing efforts. Additionally, the Company closed on financings for $1.05 million in gross proceeds.

As of August 12, 2025, NEXGEL had 8,067,580 shares of common stock outstanding.

1. EBITDA and Adjusted EBITDA are a non-GAAP measures described in the section titled Non-GAAP Financial Measures” below and reconciled to the most directly comparable GAAP measures at the end of this release.

Second Quarter 2025 Financial Results Conference Call

Date: August 12, 2025

Time: 4:30 p.m. ET

Live Call: 1-800-274-8461 (U.S. Toll Free) or 1-203-518-9814 (International)

Webcast: Events and Presentations

For interested individuals unable to join the conference call, a replay will be available through August 26, 2025, by dialing + 1-844-512-2921 (U.S. Toll Free) or + 1-412-317-6671 (International). Participants must use the following code to access the replay of the call: 11159686. An archived version of the webcast will also be available for 90 days.

About NEXGEL, INC.

NEXGEL is a leading provider of healthcare, beauty, and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogels. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. NEXGEL brands include SilverSeal®, Hexagels®, Turfguard®, Kenkoderm® and Silly George®. Additionally, NEXGEL has strategic contract manufacturing relationships with leading consumer healthcare companies.

Non-GAAP Financial Measures

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, tax impact of adjustments, other unusual items and discrete items impacting income tax expense. The Company believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company’s operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts, including, without limitation, our expectation for significant growth opportunities in the second half of 2025 as new consumer product launches for our brands come online and we onboard new contract manufacturing customers in our robust pipeline and our continued expectation to generate at least $13 million in revenue for 2025 and achieve positive EBITDA during the year. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

Nexgel@kcsa.com

NEXGEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2025 AND DECEMBER 31, 2024

(Unaudited)

(in thousands, except share and per share data)

	June 30, 2025	December 31, 2024
ASSETS:
Current Assets:
Cash	$725	$1,807
Accounts receivable, net	753	933
Inventory, net	1,821	1,751
Prepaid expenses and other current assets	863	623
Total current assets	4,162	5,114
Goodwill	1,128	1,128
Intangibles, net	744	807
Property and equipment, net	2,070	2,211
Operating lease - right of use asset	1,512	1,628
Other assets	95	95
Total assets	$9,711	$10,983

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$826	$761
Accounts payable - related party	447	531
Accrued expenses and other current liabilities	534	310
Deferred revenue	180	179
Current portion of note payable	99	97
Warrant liability	14	118
Contingent consideration liability	-	178
Financing lease liability, current portion	62	59
Operating lease liabilities, current portion	234	237
Total current liabilities	2,396	2,470
Operating lease liabilities, net of current portion	1,446	1,538
Financing lease liability, net of current portion	275	307
Notes payable, net of current portion	539	588
Total liabilities	4,656	4,903

Commitments and Contingencies (Note 17)	-	-

Preferred stock, par value $0.001 per share, 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, par value $0.001 per share, 25,000,000 shares authorized; 7,654,537 and 7,638,497 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	8	8
Additional paid-in capital	24,036	23,743
Accumulated deficit	(19,373)	(17,996)
Total NexGel stockholders’ equity	4,671	5,755
Non-controlling interest in joint venture	384	325
Total stockholders’ equity	5,055	6,080
Total liabilities and stockholders’ equity	$9,711	$10,983

NEXGEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues, net	$2,884	$1,440	$5,690	$2,706

Cost of revenues	1,626	1,147	3,244	2,187

Gross profit	1,258	293	2,446	519

Operating expenses:
Research and development	-	76	1	78
Selling, general and administrative	1,894	1,271	3,858	2,366
Total operating expenses	1,894	1,347	3,859	2,444

Loss from operations	(636)	(1,054)	(1,413)	(1,925)

Other income (expense):
Interest expense, net	(21)	(29)	(42)	(44)
Loss on sale of assets	-	(4)	-	(4)
Other expense	(37)	-	(76)	-
Other income	41	6	109	6
Gain on investments	-	23	-	57
Changes in fair value of warrant liability	13	79	104	26
Total other income (expense), net	(4)	75	95	41
Loss before income taxes	(640)	(979)	(1,318)	(1,884)
Income tax expense	-	-	-	-
Net loss	(640)	(979)	(1,318)	(1,884)
Less: Income (loss) attributable to non-controlling interest in joint venture	(25)	94	(59)	146
Net loss attributable to NexGel stockholders	$(665)	$(885)	$(1,377)	$(1,738)
Net loss per common share - basic	$(0.09)	$(0.14)	$(0.18)	$(0.28)
Net loss per common share - diluted	$(0.09)	$(0.14)	$(0.18)	$(0.28)
Weighted average shares used in computing net loss per common share - basic	7,654,348	6,254,659	7,649,878	6,118,212
Weighted average shares used in computing net loss per common share – diluted	7,654,348	6,254,659	7,649,878	6,118,212

NEXGEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2025	2024
Operating Activities
Net loss	$(1,377)	$(1,738)
Adjustments to reconcile net loss to net cash used in operating activities:
Income (loss) attributable to non-controlling interest in joint venture	59	(146)
Depreciation and amortization	225	144
Net changes in operating lease assets and liabilities	21	22
Share-based compensation and restricted stock vesting	293	118
Gain on investment in marketable securities	—	(57)
Changes in fair value of warrant liability and warrant modification expense	(104)	(26)
Changes in operating assets and liabilities:
Accounts receivable, net	180	28
Inventory	(70)	(127)
Prepaid expenses and other assets	(240)	(68)
Accounts payable	65	117
Accounts payable – related party	(84)	(105)
Accrued expenses and other current liabilities	224	(113)
Deferred revenue	1	159
Net Cash Used in Operating Activities	(807)	(1,792)

Investing Activities
Proceeds from sales of marketable securities	—	57
Capital expenditures	(20)	(361)
Net cash paid for asset acquisition	—	(400)
Net Cash Used in Investing Activities	(20)	(704)

Financing Activities
Proceeds from equity offering, net of expenses	—	946
Investment by joint venture partner	—	37
Payment of contingent consideration liability	(178)	(69)
Principal payment on financing lease liability	(29)	(22)
Principal payments of notes payable	(48)	(27)
Net Cash Provided by (Used in) Financing Activities	(255)	865
Net Decrease in Cash	(1,082)	(1,631)
Cash – Beginning of period	1,807	2,700
Cash – End of period	$725	$1,069
Supplemental Disclosure of Cash Flows Information
Cash paid during the year for:
Interest	$18	$27
Taxes	$—	$—

Supplemental Non-cash Investing and Financing activities
Shares issued in conjunction with asset acquisition	$—	$200
Property and equipment financed under notes payable	$—	$165
Property and equipment financed under financing leases	$—	$416

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except per share amounts)

CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended March 31,	Three Months Ended June 30,
	2025	2025	2024
Net (loss) income:	$(678)	$(640)	$(979)
Less: Loss (income) attributable to non-controlling interest in joint venture	(34)	(25)	94
Net loss attributable to NexGel stockholders	(712)	(665)	(885)
Adjustments:
Depreciation and amortization	114	111	92
Interest expense, net	21	21	29
Income tax expense	-	-	-
EBITDA	(577)	(533)	(764)
Change in warrant liability(1)	(91)	(13)	(79)
Share-based compensation expense(2)	166	127	55
Adjusted EBITDA:	$(502)	$(419)	$(788)

	Six Months Ended June 30,
	2025	2024
Net (loss) income:	$(1,318)	$(1,884)
Less: Loss (income) attributable to non-controlling interest in joint venture	(59)	146
Net loss attributable to NexGel stockholders	(1,377)	(1,738)
Adjustments:
Depreciation and amortization	225	144
Interest expense, net	42	44
Income tax expense	-	-
EBITDA	(1,110)	(1,550)
Change in warrant liability (1)	(104)	(26)
Share-based compensation expense(2)	293	118
Adjusted EBITDA:	$(921)	$(1,458)

(1)	This adjustment gives effect to non-cash warrant liability changes incurred during the periods.

(2)	The adjustments represent share-based compensation expense related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of non-cash stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.